CONSULTING PRODUCTION MANAGEMENT AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the March 26, 2015 (the “Effective Date”), entered into between Cannabis Science, Inc., a Nevada Corporation, with its principal registered address of 6946 North Academy Blvd Suite B #254, Colorado Springs, Colorado 80918 USA email:  chad.johnson@cannabisscience.com (the “Company” or “CBIS”) Soukitna Soeung 1001 Blvd. De Maisonneuve Est, suite 1130, Montreal, Quebec, (Canada) H2L 4P9 (hereinafter referred to as the “Producer” or “Consultant”) in connection with the provision of the PRODUCER’s services to the Company.  The Company and the PRODUCER may be referred to herein as the "Parties" or each as a "Party".

WHEREAS:

A.

The Company is in the business of developing, manufacturing, marketing, and distributing legal cannabinoid-based and other products, particularly pharmaceutical products, worldwide;

B.

The PRODUCER will be a PRODUCER of the Company, and this Agreement will supersede any management consulting agreement with the Company.

C.

The Company wishes to engage the services of the PRODUCER to serve as PRODUCER to the Company, using best efforts in the mission to further the interests of the Company; and

D.

The Company and the PRODUCER have agreed to enter into a PRODUCTION management agreement for their mutual benefit.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

ENGAGEMENT AS PRODUCER

1.1

The Company, meant throughout this Agreement to mean the Company's governing body or Board of Directors, hereby engages the PRODUCER to undertake the duties to deliver Four (4) in-depth video Interviews to the Company pursuant to (“DESCRIPTION OF SERVICES” ON PAGE 7 & 8 OF THIS AGREEMENT). The PRODUCER agrees to exercise those powers on a best efforts basis on behalf of the Company, (collectively the “Services”) and the PRODUCER accepts such engagement on the terms and conditions set forth in this Agreement.

2.

TERM OF THIS AGREEMENT

2.1

The term of this Agreement shall begin as of the Effective Date and shall continue for one (1) year or until terminated earlier pursuant to Sections 10 and 11 herein (the “Term”).  Any renewal period for this Agreement shall be at the sole discretion of the Company along with the renewal term including any compensation for services during the renewal term.

3.

PRODUCER SERVICES

3.1

The PRODUCER shall undertake and perform the duties and responsibilities commonly associated with acting in the capacities of a PRODUCER.  The PRODUCER agrees that their duties may be reasonably modified at the Company’s and the PRODUCER’s mutual agreement from time to time.

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3.2

In providing the Services the PRODUCER shall:

  comply with all applicable local, state, provincial, national and federal statutes, laws and regulations;
  not make any misrepresentation or omit to state any material fact which results in a misrepresentation regarding the business of the Company;
  not disclose, release or publish any information regarding the Company without the prior written consent of the Company; and
  not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Company shall be required to pay any monies or other consideration without the Company's prior written consent as provided by the Company's Board of Directors.

4.

PRODUCER COMPENSATION

4.1

Shares.  the Company shall pay the PRODUCER for the provision of the Services, three million (3,000,000) newly issued free trading S-8 common shares of Company common stock, par value $0.001 per share.

4.2

Performance Bonus. As further compensation based on job performance, product development and branding, product sales, achievement of project or operational milestones, the Company is committed to providing an additional bonus schedule for the PRODUCER on a semi-annual basis in the form of stock, options, or cash payments at the discretion of the Company.

5.

PRODUCER EXPENSES AND DEVELOPMENT COSTS

5.1

The Parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the PRODUCER on the PRODUCER’s own behalf pursuant to this Agreement including but not limited to the costs of rendering the Services.  Notwithstanding the foregoing, the Company shall reimburse the PRODUCER for any bona fide expenses such as travel and telephone incurred by the PRODUCER on behalf of the Company in connection with the provision of the Services provided that the PRODUCER submits to the Company an itemized written account of such expenses and corresponding receipts of purchase in a form acceptable to the Company within 10 days after the PRODUCER incurs such expenses.  However, the Company shall have no obligation to reimburse the PRODUCER for any single expense in excess of $5,000 or $10,000.00 in the aggregate without the express prior written approval of the Company’s Board of Directors.

6.

CONFIDENTIALITY

6.1

The PRODUCER shall not disclose to any third party without the prior consent of the Company any financial or business information concerning the business, affairs, plans and programs of the Company its Directors, officers, shareholders, employees, or PRODUCERs (the "Confidential Information").  The PRODUCER shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the PRODUCER is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.  As a material inducement to the Company entering into this Agreement, the PRODUCER shall, at the Company’s request, execute a confidentiality and non-disclosure agreement in a form mutually agreed upon by the Company and the PRODUCER.

7.

GRANTS OF RIGHTS AND INSURANCE

7.1

 The PRODUCER agrees that the results and proceeds of the Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions.  All intellectual property rights and any other rights which the PRODUCER may have in and to any work, materials, or other results and proceeds of the Services hereunder shall vest irrevocably and exclusively with the Company and are otherwise hereby assigned to the Company as and when created.  The PRODUCER hereby waives any moral rights of authors or similar rights the PRODUCER may have in or to the results and proceeds of the consulting Services hereunder.

7.2

The PRODUCER retains the right of prior approval of any public statements or publications by the Company using the PRODUCER's name, such as press releases and website pages.

7.3

The Company shall have the right to apply for and take out, at the Company's expense, life, health, accident, or other insurance covering the PRODUCER, in any amount the Company deems necessary to protect the Company's interest hereunder.  The PRODUCER shall not have any right, title, or interest in or to such insurance.

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8.

REPRESENTATIONS AND WARRANTIES

8.1

The PRODUCER represents, warrants and covenants to the Company as follows:

(a)

The PRODUCER is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Services hereunder or any other rights of the Company hereunder;

(b)

The PRODUCER is not under any physical or mental disability that would hinder the performance of her duties under this Agreement; and

(c)

The Company will provide and disclose all legal and commercial information to the PRODUCER that is necessary to perform PRODUCER’s duties.

9.

INDEMNIFICATION

9.1

Each Party shall indemnify and hold harmless the other Party, its partners, financiers, parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, attorneys, auditors, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Party of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Party.

10.

 NO OBLIGATION TO PROCEED.

10.1

Nothing herein contained shall in any way obligate the Company to use the Services hereunder or to exploit the results and proceeds of the Services hereunder; provided that, upon the condition that the PRODUCER is not in material default of the terms and conditions hereof, nothing contained in this section 10.1 shall relieve the Company of its obligation to deliver to the PRODUCER the Compensation.  All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, the Company’s right of termination, disability and default).

11.

RIGHT OF TERMINATION.

11.1

The Company and the PRODUCER shall each have the right to terminate this Agreement at any time in its sole discretion by giving not less than ninety (90) days written notice. Upon termination of this Agreement the PRODUCER shall continue to work with the Company to fulfill the obligations of this Agreement during the notice period and this period will be paid for per terms of this Agreement.

.

12.

DEFAULT/BREACH

12.1

No act or omission of the Company hereunder shall constitute an event of default or breach of this Agreement unless the PRODUCER shall first notify the Company in writing setting forth such alleged breach or default and the Company shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure).  No act or omission of the PRODUCER hereunder shall constitute an event of default or breach of this Agreement unless the Company shall first notify the PRODUCER in writing setting forth such alleged breach or default and the PRODUCER shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure).  Either Party may terminate the Agreement if there is an event of default or breach of this Agreement that the other Party does not cure or attempt to cure pursuant to the clear intent of this Section.

13.

COMPANY'S REMEDIES.

13.1

The services to be rendered by the PRODUCER hereunder and the rights and privileges herein granted to the Company are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, it being understood and agreed that a breach by the PRODUCER of any of the provisions of this Agreement shall cause the Company irreparable injury and damages.  The PRODUCER expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach hereof the PRODUCER.  Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which the Company may have in the premises for damages or otherwise.

14.

INDEPENDENT CONTRACTORS.

14.1 Nothing herein shall be construed as creating a partnership, joint venture, or master-servant relationship between the Parties for any purpose whatsoever.  Except as may be expressly provided herein, neither Party may be held responsible for the acts either of omission or commission of the other Party, and neither Party is authorized, or has the power, to obligate or bind the other Party by contract, agreement, warranty, representation or otherwise in any manner except by agreement the Company's Board of Directors.  It is expressly understood that the legal relationship between the Parties is one of independent contractors.

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15.

MISCELLANEOUS PROVISIONS

(a)

Time.  Time is of the essence of this Agreement.

(b)

Presumption.  This Agreement or any section thereof shall not be construed against any Party due to the fact that said Agreement or any section thereof was drafted by said Party.

(c)

Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)

Further Action.  The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e)

Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(f)

Assignment. The Company and the PRODUCER may assign this Agreement only with the prior written consent of the other Party.

(g)

Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, and emailed to, the Party to be notified.  Notice to each Party shall be deemed to have been duly given upon delivery, personally or by courier, to the physical and email addresses of the other Party at that Party's physical and email addresses provided on page one (1) of this Agreement, which may be updated over time with at least ten days written notice, to the other Party.

(h)

Entire Agreement.  This Agreement contains the entire understanding and agreement among the Parties.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This Agreement may be amended only in writing signed by all Parties.  This Agreement supersedes prior management and/or consulting agreements with the Company and the PRODUCER.

(i)

Waiver.  A delay or failure by any Party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(j)

Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Counterparts expressly may include electronic counterparts with electronic signatures transmitted through electronic means.

(k)

Successors.  The provisions of this Agreement shall be binding upon all Parties, their successors and permitted assigns.

(l)

Counsel.  The Parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

CANNABIS SCIENCE, INC.

Per: Raymond C. Dabney

________________________________

 Raymond C. Dabney President & CEO

CANNABIS SCIENCE, INC.

Per: Chad S. Johnson

________________________________

 Chad S. Johnson, ESQ., Director, COO, & General Counsel

PRODUCER:

By: Soukitna Soeung

_______________________________

Soukitna Soeung

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DESCRIPTION OF SERVICES

Independent Learning Activity

Four (4) in-depth video Interviews (~15 minute each) with mutually selected 4 Key opinion leaders by ViroStream’s Editor–in-Chief, on the topic aforementioned here.

1) Investigation of cannabinoids as antivirals against HIV TAT as identified in peer-reviewed literature – Mechanistic approaches to Cannabinoids via contract research Dr. Harold Smith, CSO, Professor Biophysics, University of Rochester, Study Section Chair.

2) HIV and Kaposi Sarcoma Dr. Mike McGrath from UC Davis, Dr. Gary Blick from Circle Medical, NCI Principal Investigator

3) The utility of Cannabinoids to Reduce HIV Driven Inflammation – Dr. Nichole Klatt,  University of Washington, Mark Wainberg McGill University, Rob Murphy Northwestern University, Dr Thomas of Clinique medicale l’Actuel, Timothy Ray Brown.

4) Cannabinoids as an Adjunctive Therapies to Enhance the Efficacy of Therapeutic Vaccines – Collaboration with IGXBIo -

Proposed date of Activity ICAR (International Conference and Aids in Italy) , IAS Pathogenisis (Vancouver, Canada)

Learning Objectives

This learning activity is designed to enhance the knowledge base of the practicing physician professionals involved in the management of patients living with HIV and HCV. The topic will highlight the most recent advances in the use of cannabinoids in the medical field. Empowering the healthcare providers to more effectively solving the problems encountered in daily clinical practice.

Deliverables

¾

4 Video of speaker interview

¾

Downloadable speaker slide set (Approx. 20 slides)

¾

Delivery and hosting for 1 year on http://www.ViroStream.com of one (1) program splash page featuring one (1) video presentation and downloadable slides

Enduring Material

This learning activity will be hosted on ViroStream for a period of 1 year.

Audience Reach Strategy

ViroStream has a mixed media program promotional campaign; promotion on ViroStream’s homepage carousel (banner ad), in ViroStream’s e-newsletter, and social media campaign:

A YouTube teaser video of the sponsored item, along with Facebook, and Twitter announcements and campaigns, will further target physicians and allied healthcare professionals with an interest in virology around the globe.

Audience Engagement Reporting

A one (1) month, three (3) month, six (6) month and one (1) year stat report will be provided detailing the following:

Social Media Engagement reporting focusing on how people use social media tools to get to your sponsored program and what happens to traffic from social media once it lands on your program.

Web Activity reporting offering detailed statistics about ViroStream’s traffic and traffic sources by region and specialty.

Audience Engagement reporting shows how the audience as a whole has viewed your program videos. You can see where your audience rewinds and watches multiple times and when they stop watching. The report highlights the engagement of viewers who clicked play on the video, the number of times that section was re-watched.

Cannabis Science logo will appear on program’s splash page, as well as within the slide presentation. All items promoting the program will also mention your sponsorship.

Acceptance Criteria

The program’s video content is developed by ViroStream’s medical content team, based on approval of ViroStream’s Editor-in-chief and Scientific Committee.

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